Exhibit 99.1

GOODRX REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Fourth quarter financial results exceed previously announced guidance

SANTA MONICA, Calif. -- (February 28, 2023) -- GoodRx Holdings, Inc. (Nasdaq: GDRX), a leading digital healthcare platform, has released its financial results for the fourth quarter and full year 2022.

Fourth Quarter 2022 Highlights

•
Total revenue of $184.1 million, exceeding previously announced guidance
•
Net loss of $2.01 million; Net loss margin of 1.1%
•
Adjusted Net Income2 of $27.4 million; Adjusted Net Income Margin2 of 14.9%
•
Adjusted EBITDA2 of $49.6 million; Adjusted EBITDA Margin2 of 26.9%, exceeding previously announced guidance
•
Net cash provided by operating activities of $31.9 million
•
Approximately 900,000 prescribers active on GoodRx in the last 19 months3
•
Exited the quarter with over 7 million consumers of prescription-related offerings4

Full Year 2022 Highlights

•
Total revenue of $766.6 million
•
Net loss of $32.81 million; Net loss margin of 4.3%
•
Adjusted Net Income2 of $125.8 million; Adjusted Net Income Margin2 of 16.4%
•
Adjusted EBITDA2 of $213.5 million; Adjusted EBITDA Margin2 of 27.8%
•
Net cash provided by operating activities of $146.8 million

“In the fourth quarter, we delivered revenue of $184 million, which was ahead of our fourth quarter guidance led by another strong quarter in our subscription offerings, which grew 42% year-over-year. Our core prescription transactions offering came in slightly ahead of our expectations despite being impacted by the grocer issue, and our profitability also surpassed our internal expectations for the second quarter in a row,” said Doug Hirsch, co-CEO and co-founder of GoodRx. “We continued to make important strides in improving our efficiency, as we strengthened and added to our retail and provider networks, and leveraged innovation to increase our relevancy with both consumers and providers while expanding healthcare access to millions of Americans.”

“Over 7 million Americans used GoodRx for their healthcare needs in the fourth quarter across our prescription related offerings, and our industry leading brand and scale remain key competitive differentiators for us. As we expand our healthcare provider and consumer offerings across our platform, we expect to build on our strong foundation and grow profitability as our value proposition increases and we more deeply penetrate our large addressable market. While the full year 2022 fell short of our original expectations, I am pleased with our solid finish to a challenging year and look forward to moving our mission forward and executing against our realigned priorities in 2023,” concluded Hirsch.

1 Q4 ‘22 net loss was impacted by $29.4 million of stock-based compensation expense, $8.5 million of which related to the non-recurring co-CEOs’ awards made in connection with our IPO. FY ‘22 net loss was impacted by $120.2 million of stock-based compensation expense, $44.5 million of which related to the non-recurring co-CEOs’ awards made in connection with our IPO.

2 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin, and adjusted costs and operating expenses are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable GAAP measures.

3 As of 12/31/2022. Prescribers are defined as individuals in the medical profession who are allowed to write orders for medical treatment.

4 Sum of Monthly Active Consumers (MACs) and members of our subscription plans. Refer to Key Operating Metrics below for definitions of Monthly Active Consumers and subscription plans.

Exhibit 99.1

Fourth Quarter 2022 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):

Total revenue decreased 14% to $184.1 million compared to $213.3 million. Prescription transactions revenue (PTR) decreased 19% to $129.4 million compared to $158.8 million, driven primarily by an 8% decrease in Monthly Active Consumers and an ongoing shift in the volume of prescription transactions to other retailers that impacted pricing principally due to the sustained impact of the grocer issue. The estimated impact of the grocer issue on the fourth quarter PTR was approximately $40 to $50 million. Pharma manufacturer solutions revenue5 decreased 23% to $24.9 million compared to $32.3 million, driven primarily by our increased focus on prioritizing recurring service arrangements with customers, and partly from timing and a slight moderation in spending by our customers. Subscription revenue increased 42% to $24.6 million compared to $17.4 million, primarily driven by an increase in monthly subscription fees for GoodRx Gold in the first half of 2022, partially offset by a 15% decrease in subscription plans. Other revenue increased 8% to $5.2 million compared to $4.8 million, driven by an increase in the number of telehealth visits on the GoodRx Care platform.

Cost of revenues increased 25% to $17.4 million, or 9% of revenue, compared to $13.9 million, or 7% of revenue, driven primarily by an increase in outsourced and in-house personnel related to consumer support and overhead costs due to the vitaCare acquisition in April 2022. Adjusted cost of revenues2 increased 31% to $17.0 million, or 9% of revenue, compared to $13.0 million, or 6% of revenue.

Product development and technology expenses remained relatively flat at $36.8 million, or 20% of revenue, compared to $35.1 million, or 16% of revenue, driven by increases in third-party costs associated with cloud computing and hosting arrangements, and in stock-based compensation expense, partially offset by lower allocated overhead as a result of lower headcount as well as higher capitalization of qualified costs related to software development. Adjusted product development and technology expenses2 remained relatively flat at $26.3 million, or 14% of revenue, compared to $25.5 million, or 12% of revenue.

Sales and marketing expenses decreased 21% to $84.1 million, or 46% of revenue, compared to $106.5 million, or 50% of revenue, as we proactively managed our marketing spend in the current environment. Adjusted sales and marketing expenses2 decreased 22% to $78.9 million, or 43% of revenue, compared to $101.0 million, or 47% of revenue.

General and administrative expenses decreased 19% to $28.6 million, or 16% of revenue, compared to $35.4 million, or 17% of revenue, driven primarily by a decrease in stock-based compensation expense principally related to the non-recurring co-CEOs' awards made in connection with our IPO. Adjusted general and administrative expenses2 increased 7% to $12.3 million, or 7% of revenue, compared to $11.5 million, or 5% of revenue.

Net loss was $2.0 million compared to a net loss of $39.9 million, due primarily to a decrease in our provision for income taxes, which was a $2.8 million benefit compared to a $45.8 million expense. Tax expense in the fourth quarter of 2021 included a $52.4 million charge to record a valuation allowance against our net deferred tax assets in excess of amortizable goodwill which we maintained in 2022. The change in net loss was also driven by the grocer issue, partially offset by a decrease in sales and marketing expense. Net loss margin was 1.1% compared to a net loss margin of 18.7%. The acquisition of vitaCare also had a negative impact on net loss and net loss margin this quarter. Adjusted Net Income2 was $27.4 million compared to $40.5 million.

Adjusted EBITDA2 was $49.6 million compared to $62.3 million, largely driven by the grocer issue, which materially impacted revenue growth, as well as adjusted costs and operating expenses, as a percentage of revenue. Adjusted EBITDA Margin2 was 26.9% compared to 29.2%. The acquisition of vitaCare also had a negative impact on Adjusted EBITDA and Adjusted EBITDA Margin this quarter.

Exhibit 99.1

5 Beginning in Q1 2022, pharma manufacturer solutions revenue is disclosed separately from other revenue, which now primarily consists of revenue generated from GoodRx Care. Prior period amounts have been recast to conform to the current period presentation.

Cash Flow and Capital Allocation

Net cash provided by operating activities in the fourth quarter was $31.9 million compared to $49.8 million in the comparable period last year, which was comprised of a net loss of $2.0 million, increased primarily by stock-based compensation expense of $29.4 million, change in the fair value of contingent consideration related to vitaCare of $1.2 million, depreciation and amortization of $15.5 million, loss on operating lease assets of $12.6 million, and offset by a gain on sale of business of $11.4 million and working capital changes. Working capital changes were driven by timing of payments for accounts payable, accrued expenses and other current liabilities, prepaid expenses and other assets, and collections of accounts receivable. As of December 31, 2022, GoodRx had cash and cash equivalents of $757.2 million and total outstanding debt of $667.1 million.

GoodRx is focused on a disciplined approach to capital allocation, centered on furthering the company’s mission and creating shareholder value. Our capital allocation priorities are reinvesting in the business, maintaining a strong balance sheet, returning capital to shareholders via share repurchases, and evaluating acquisition opportunities that support the company’s strategy. These priorities support GoodRx’s long-term growth strategy while also providing flexibility to navigate near-term challenges.

Guidance

For the first quarter and full year 2023, management is anticipating the following:

$ in millions	1Q 2023	1Q 2022	YoY Change
Total Revenue	~$181-183	$203.3	~(10%) - (11%)
Adjusted EBITDA Margin[6]	Mid-twenty-percent range

$ in millions	FY 2023	FY 2022	YoY Change
Total Revenue	~$780-790	$766.6	~2% - 3%
Adjusted EBITDA Margin[6]	Mid-twenty-percent range

“We continue to focus on efficiently growing profitability, steady margin improvement, and executing on strong cash conversion,” said Karsten Voermann, Chief Financial Officer. “We believe our balance sheet maintains a strong cash and liquidity position, providing financial flexibility and aiding our capital allocation priorities to support our realigned organization in driving highly efficient and profitable growth. We remain focused on evaluating and moving forward only with projects that are critical in supporting our strategic priorities that maximize shareholder value.”

“We are introducing guidance for the first quarter for total revenue in the range of $181 million to $183 million, which includes a $35 million to $45 million estimated impact to prescription transactions revenue related to the grocer issue. For the full year, we expect total revenue of approximately $780 million to $790 million. We also anticipate targeted and strategic marketing investments over the course of the year, which are factored into our margin guidance for the first quarter. We expect Adjusted EBITDA margin for the first quarter and full year 2023 to be in the mid-twenty-percent range,” concluded Voermann.

6 Adjusted EBITDA Margin is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net loss or income margin, because we do not provide guidance for GAAP net loss or income margin

Exhibit 99.1

due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA Margin and GAAP net loss or income margin. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net loss or income margin.

Investor Conference Call and Webcast

GoodRx management will host a conference call and webcast today, February 28, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the results and the Company’s business outlook.

To access the conference call, please pre-register using the following link:

https://register.vevent.com/register/BIa74c0db25bb24d51be237c568fd85991

Registrants will receive a confirmation with dial-in details and a unique passcode required to join.

The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying slides will be posted prior to the conference call.

Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website at https://investors.goodrx.com for at least 30 days.

About GoodRx

GoodRx is a leading digital healthcare platform that makes healthcare affordable and convenient for all Americans. We offer consumers free access to transparent and lower prices for brand and generic medications, affordable and convenient medical provider consultations via telehealth, and comprehensive healthcare research and information. Since 2011, we have helped consumers save over $55 billion and are one of the most downloaded medical apps over the past decade.

Investor Contact

GoodRx

Whitney Notaro

ir@goodrx.com

Press Contact

GoodRx

Lauren Casparis

lcasparis@goodrx.com

Exhibit 99.1

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, growth and financial results, the benefits to consumers or GoodRx of our agreements with partners, customers and other entities, underlying trends in our business, the impact of the grocer issue on our future financial results and businesses, our manufacturer solutions businesses, the impact of macroeconomic conditions on our future results of operations, our potential for growth (including from acquisitions, investments or alliances), demand for our offerings and our strategic growth priorities. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and pricing structures; our inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infection disease, including the COVID-19 pandemic; the accuracy of our estimate of our total addressable market and other operational metrics; risks related to negative media coverage; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to our ability to maintain our relationship with our telehealth provider network and ability to recruit qualified telehealth providers; risks related to the regulatory environment governing our telehealth offering offered to consumers through our arrangement with Wheel; risks related to information technology and cybersecurity; compliance with government regulation of the internet, e-commerce and data and other regulations; our ability to utilize our net operating loss carryforwards and certain other tax attributes; the risk that we may not achieve the intended outcomes of our recent reduction in force; our ability to attract, develop, motivate and retain well-qualified employees; risks related to general economic factors, natural disasters or other unexpected events; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings; our reliance on software as-a-service technologies from third parties; systems failures or other disruptions in the operations of these parties on which we depend; changes in consumer sentiment or laws, risks related to climate change; rules or regulations regarding tracking technologies and other privacy matters; the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry, including risks related to healthcare reform legislation and other changes in the healthcare industry and in healthcare spending; risks related to our organizational structure; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; as well as the other important factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this news release. Any such forward-looking statements represent management’s estimates as of the date of this news release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1

Key Operating Metrics

Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition. RxSaver Monthly Active Consumers have been included as of the beginning of the third quarter of 2021, and are estimated due to incomplete consumer information.

Subscription plans represent the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club. Each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions)	2022	2022	2022	2022	2021	2021	2021	2021
Monthly Active Consumers	5.9	5.8	5.8	6.4	6.4	6.4	6.0	5.7

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2022	2022	2022	2022	2021	2021	2021	2021
Subscription plans	1,030	1,060	1,133	1,203	1,210	1,129	1,051	931

Exhibit 99.1

GoodRx Holdings, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except par values)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$757,165	$941,109
Accounts receivable, net	117,141	118,080
Prepaid expenses and other current assets	45,380	29,638
Total current assets	919,686	1,088,827
Property and equipment, net	19,820	21,612
Goodwill	412,117	329,696
Intangible assets, net	119,865	88,791
Capitalized software, net	70,072	44,987
Operating lease right-of-use assets	35,906	27,705
Other assets	27,165	6,007
Total assets	$1,604,631	$1,607,625
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$17,700	$17,501
Accrued expenses and other current liabilities	47,523	50,732
Current portion of debt	7,029	7,029
Operating lease liabilities, current	4,068	5,851
Total current liabilities	76,320	81,113
Debt, net	651,796	655,858
Operating lease liabilities, net of current portion	54,131	33,592
Other liabilities	7,557	5,382
Total liabilities	789,804	775,945
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	40	40
Additional paid-in capital	2,263,322	2,247,347
Accumulated deficit	(1,448,535)	(1,415,707)
Total stockholders' equity	814,827	831,680
Total liabilities and stockholders' equity	$1,604,631	$1,607,625

Exhibit 99.1

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$184,109	$213,256	$766,554	$745,424
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	17,360	13,927	65,079	46,716
Product development and technology	36,770	35,060	143,137	125,860
Sales and marketing	84,128	106,491	357,631	370,217
General and administrative	28,581	35,374	144,792	154,686
Depreciation and amortization	15,533	10,648	54,177	34,539
Total costs and operating expenses	182,372	201,500	764,816	732,018
Operating income	1,737	11,756	1,738	13,406
Other expense, net:
Interest income	5,445	17	9,274	59
Interest expense	(11,927)	(5,903)	(34,243)	(23,642)
Total other expense, net	(6,482)	(5,886)	(24,969)	(23,583)
(Loss) income before income taxes	(4,745)	5,870	(23,231)	(10,177)
Income tax benefit (expense)	2,773	(45,784)	(9,597)	(15,077)
Net loss	$(1,972)	$(39,914)	$(32,828)	$(25,254)
Loss per share:
Basic and diluted	$(0.00)	$(0.10)	$(0.08)	$(0.06)
Weighted average shares used in computing loss per share:
Basic and diluted	411,683	414,068	412,858	409,981

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$169	$258	$359	$798
Product development and technology	9,863	8,434	35,190	35,090
Sales and marketing	5,037	4,487	21,036	20,645
General and administrative	14,345	20,101	63,649	103,929

Exhibit 99.1

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(32,828)	$(25,254)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	54,177	34,539
Amortization of debt issuance costs	3,413	3,445
Non-cash operating lease expense	3,349	3,102
Stock-based compensation expense	120,234	160,462
Change in fair value of contingent consideration	18,057	—
Deferred income taxes	(497)	12,851
Gain on sale of business	(11,404)	—
Loss on operating lease assets	12,569	1,430
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	1,375	(43,949)
Prepaid expenses and other assets	(13,644)	17,060
Accounts payable	(874)	4,207
Accrued expenses and other current liabilities	(5,268)	14,001
Operating lease liabilities	(4,004)	(2,404)
Other liabilities	2,125	(711)
Net cash provided by operating activities	146,780	178,779
Cash flows from investing activities
Purchase of property and equipment	(3,967)	(4,571)
Acquisitions, net of cash acquired	(156,853)	(140,268)
Capitalized software	(51,247)	(29,886)
Investment in minority equity interest	(15,007)	(4,008)
Proceeds from sale of business	16,576	—
Net cash used in investing activities	(210,498)	(178,733)
Cash flows from financing activities
Payments on long-term debt	(7,029)	(7,029)
Payment for contingent consideration	—	(832)
Repurchases of Class A common stock	(101,721)	—
Proceeds from exercise of stock options	9,159	35,021
Employee taxes paid related to net share settlement of equity awards	(20,635)	(57,688)
Net cash used in financing activities	(120,226)	(30,528)
Net change in cash, cash equivalents and restricted cash	(183,944)	(30,482)
Cash, cash equivalents and restricted cash
Beginning of period	941,109	971,591
End of period	$757,165	$941,109

Exhibit 99.1

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin, Adjusted Earnings Per Share and Adjusted Operating Income are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."

We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue.

We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, and as further adjusted for estimated income tax on such adjusted items. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP, and (ii) all tax benefits/expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net Income Margin represents Adjusted Net Income as a percentage of revenue.

Adjusted Earnings Per Share (Adjusted EPS) is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.

We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at Adjusted Operating Income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, charitable stock donation, and gain on sale of business. Adjusted Operating Income is GAAP revenue less non-GAAP operating expenses.

We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.

The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are

Exhibit 99.1

necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

The following table presents a reconciliation of net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, and presents net loss margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(1,972)	$(39,914)	$(32,828)	$(25,254)
Adjusted to exclude the following:
Interest income	(5,445)	(17)	(9,274)	(59)
Interest expense	11,927	5,903	34,243	23,642
Income tax (benefit) expense	(2,773)	45,784	9,597	15,077
Depreciation and amortization	15,533	10,648	54,177	34,539
Financing related expenses (1)	6	217	20	666
Acquisition related expenses (2)	2,856	5,084	26,486	12,868
Restructuring related expenses (3)	37	—	6,273	—
Legal settlement expenses (4)	(1,300)	—	1,500	—
Stock-based compensation expense	29,414	33,280	120,234	160,462
Payroll tax expense related to stock-based compensation	143	1,266	1,882	6,260
Loss on operating lease assets (5)	12,569	—	12,569	1,430
Gain on sale of business (6)	(11,404)	—	(11,404)	—
Adjusted EBITDA	$49,591	$62,251	$213,475	$229,631
Revenue	$184,109	$213,256	$766,554	$745,424
Net loss margin (7)	(1.1%)	(18.7%)	(4.3%)	(3.4%)
Adjusted EBITDA Margin	26.9%	29.2%	27.8%	30.8%

(1)
Financing related expenses include third party fees related to proposed financings.
(2)
Acquisition related expenses principally include costs for actual or planned acquisitions including related third party fees, legal, consulting and other expenditures, and as applicable, severance costs and retention bonuses to employees related to acquisitions and change in fair value of contingent consideration. Acquisition related expenses in 2022 also included similar transaction related costs for our sale of certain technology assets of GoodRx Care and a $18.1 million change in fair value of contingent consideration related to our vitaCare acquisition.
(3)
Restructuring related expenses include employee severance and other personnel related costs in connection with workforce optimization and organizational changes to better align with our strategic goals and future scale, including a reduction in force approved by our board of directors in August 2022 involving approximately 140 employees of our indirect wholly owned subsidiary GoodRx, Inc., representing approximately 16% of its workforce primarily in its technology-focused and marketing groups.
(4)
Legal settlement expenses represent the estimated accrual of the probable loss with respect to the Federal Trade Commission negotiated settlement. See Note 13 to our consolidated financial statements for additional information.
(5)
Loss on operating lease assets represents losses incurred relating to the abandonment or sublease of certain leased office spaces and disposal of related capitalized costs. See Note 10 to our consolidated financial statements for additional information.
(6)
Gain on sale of business represents the pre-tax gain recognized on the sale of certain technology assets of GoodRx Care, LLC, our telehealth platform. See Note 3 to our consolidated financial statements for additional information.
(7)
Net loss margin represents net loss as a percentage of revenue.

Exhibit 99.1

The following tables present a reconciliation of net loss and calculations of net loss margin and loss per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(1,972)	$(39,914)	$(32,828)	$(25,254)
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	5,674	5,286	23,200	18,333
Financing related expenses (1)	6	217	20	666
Acquisition related expenses (1)	2,856	5,084	26,486	12,868
Restructuring related expenses (1)	37	—	6,273	—
Legal settlement expenses (1)	(1,300)	—	1,500	—
Stock-based compensation expense	29,414	33,280	120,234	160,462
Payroll tax expense related to stock-based compensation	143	1,266	1,882	6,260
Loss on operating lease assets (1)	12,569	—	12,569	1,430
Gain on sale of business (1)	(11,404)	—	(11,404)	—
Income tax (benefit) expense on excluded items and adjusting for valuation allowance and excess tax benefits/deficiencies on stock-based compensation exercises	(8,648)	35,237	(22,108)	(27,746)
Adjusted Net Income	$27,375	$40,456	$125,824	$147,019
Revenue	$184,109	$213,256	$766,554	$745,424
Net loss margin (1)	(1.1%)	(18.7%)	(4.3%)	(3.4%)
Adjusted Net Income Margin	14.9%	19.0%	16.4%	19.7%
Weighted average shares used in computing loss per share:
Basic and diluted	411,683	414,068	412,858	409,981
Loss per share:
Basic and diluted	$(0.00)	$(0.10)	$(0.08)	$(0.06)
Weighted average shares used in computing adjusted earnings per share:
Basic	411,683	414,068	412,858	409,981
Diluted	413,275	431,080	418,588	429,836
Adjusted earnings per share:
Basic	$0.07	$0.10	$0.30	$0.36
Diluted	$0.07	$0.09	$0.30	$0.34

(1)
Refer to reconciliation table for Adjusted EBITDA above for further information regarding these metrics/adjustments.

Exhibit 99.1

Each cost and operating expense is adjusted for, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions, stock-based compensation expense, loss on extinguishment of debt, payroll tax expense related to stock-based compensation, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, charitable stock donation, and gain on sale of business.

(dollars in thousands)

	GAAP		Adjusted		GAAP		Adjusted
	Three Months Ended		Three Months Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,		December 31,
	2022	2021	2022	2021	2022	2021	2022	2021
Cost of revenue	$17,360	$13,927	$16,983	$12,980	$65,079	$46,716	$64,258	$45,193
% of Revenue	9%	7%	9%	6%	8%	6%	8%	6%
Product development and technology	$36,770	$35,060	$26,335	$25,532	$143,137	$125,860	$102,706	$85,711
% of Revenue	20%	16%	14%	12%	19%	17%	13%	11%
Sales and marketing	$84,128	$106,491	$78,881	$101,003	$357,631	$370,217	$331,525	$346,921
% of Revenue	46%	50%	43%	47%	47%	50%	43%	47%
General and administrative	$28,581	$35,374	$12,319	$11,490	$144,792	$154,686	$54,590	$37,968
% of Revenue	16%	17%	7%	5%	19%	21%	7%	5%
Depreciation and amortization	$15,533	$10,648	$9,859	$5,362	$54,177	$34,539	$30,977	$16,206
% of Revenue	8%	5%	5%	3%	7%	5%	4%	2%
Operating income	$1,737	$11,756	$39,732	$56,889	$1,738	$13,406	$182,498	$213,425
% of Revenue	1%	6%	22%	27%	0%	2%	24%	29%

Exhibit 99.1

The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense measure to its most directly comparable financial measure calculated in accordance with GAAP:

(dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cost of revenue	$17,360	$13,927	$65,079	$46,716
Acquisition related expenses (1)	—	(663)	—	(617)
Restructuring related expenses (1)	(207)	—	(444)	—
Stock-based compensation expense	(169)	(258)	(359)	(798)
Payroll tax expense related to stock-based compensation	(1)	(26)	(18)	(108)
Adjusted cost of revenue	$16,983	$12,980	$64,258	$45,193

Product development and technology	$36,770	$35,060	$143,137	$125,860
Acquisition related expenses (1)	(540)	(417)	(1,416)	(1,923)
Restructuring related expenses (1)	26	—	(2,840)	—
Stock-based compensation expense	(9,863)	(8,434)	(35,190)	(35,090)
Payroll tax expense related to stock-based compensation	(58)	(677)	(985)	(3,136)
Adjusted product development and technology	$26,335	$25,532	$102,706	$85,711

Sales and marketing	$84,128	$106,491	$357,631	$370,217
Acquisition related expenses (1)	(185)	(838)	(2,064)	(1,611)
Restructuring related expenses (1)	—	—	(2,679)	—
Stock-based compensation expense	(5,037)	(4,487)	(21,036)	(20,645)
Payroll tax expense related to stock-based compensation	(25)	(163)	(327)	(1,040)
Adjusted sales and marketing	$78,881	$101,003	$331,525	$346,921

General and administrative	$28,581	$35,374	$144,792	$154,686
Financing related expenses (1)	(6)	(217)	(20)	(666)
Acquisition related expenses (1)	(2,131)	(3,166)	(23,006)	(8,717)
Restructuring related expenses (1)	144	—	(310)	—
Legal settlement expenses (1)	1,300	—	(1,500)	—
Stock-based compensation expense	(14,345)	(20,101)	(63,649)	(103,929)
Payroll tax expense related to stock-based compensation	(59)	(400)	(552)	(1,976)
Loss on operating lease assets (1)	(12,569)	—	(12,569)	(1,430)
Gain on sale of business (1)	11,404	—	11,404	—
Adjusted general and administrative	$12,319	$11,490	$54,590	$37,968

Depreciation and amortization	$15,533	$10,648	$54,177	$34,539
Amortization of intangibles related to acquisitions	(5,674)	(5,286)	(23,200)	(18,333)
Adjusted depreciation and amortization	$9,859	$5,362	$30,977	$16,206

Operating income	$1,737	$11,756	$1,738	$13,406
Amortization of intangibles related to acquisitions	5,674	5,286	23,200	18,333
Financing related expenses (1)	6	217	20	666
Acquisition related expenses (1)	2,856	5,084	26,486	12,868
Restructuring related expenses (1)	37	—	6,273	—
Legal settlement expenses (1)	(1,300)	—	1,500	—
Stock-based compensation expense	29,414	33,280	120,234	160,462
Payroll tax expense related to stock-based compensation	143	1,266	1,882	6,260
Loss on operating lease assets (1)	12,569	—	12,569	1,430
Gain on sale of business (1)	(11,404)	—	(11,404)	—
Adjusted operating income	$39,732	$56,889	$182,498	$213,425

(1)
Refer to reconciliation table for Adjusted EBITDA above for further information regarding these metrics/adjustments.